As filed with the Securities and Exchange Commission on September
18, 1995
                              Registration No.  33-34446




          SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON,  D.C.   20549


            POST-EFFECTIVE AMENDMENT NO. 1
                          to
                       FORM S-3
               REGISTRATION STATEMENT
                        UNDER
              THE SECURITIES ACT OF 1933


           HOUSTON INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

         Texas                                       74-1885573
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                Identification No.)

           Houston Industries Incorporated
                4400 Post Oak Parkway
                   5 Post Oak Park
                Houston, Texas   77027
                    (713) 629-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                  William A. Cropper
             Vice President and Treasurer
           Houston Industries Incorporated
                4400 Post Oak Parkway
                   5 Post Oak Park
                Houston, Texas   77027
                    (713) 629-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

              DEREGISTRATION OF SECURITIES

     Pursuant to the undertaking set forth in Item 17(a)(3) of Houston Industries Incorporated's (the "Company") Registration Statement on Form S-3 (Registration No. 33-34446), as amended (the "Registration Statement"), the Company hereby amends the Registration Statement to deregister 2,489,888 shares of common stock, without par value, of the Company remaining unsold and unissued under the Houston Industries Incorporated Dividend Reinvestment Plan (the "Plan"). The Plan has been amended and restated as the Houston Industries Incorporated Investor's Choice Plan. Shares of the Company's common stock purchased under the Investor's Choice Plan are registered under the Securities Act of 1933 on the Company's Registration Statement on Form S-3, as amended (Registration No. 33-52207).

                      SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Houston, State of Texas, on September   18, 1995.

                    HOUSTON  INDUSTRIES  INCORPORATED


                    By:   /s/ William A. Cropper
                         William A. Cropper
                         Vice President and Treasurer
                         (Agent for Service Named in the
                          Registration Statement)